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                                                                   Exhibit 21.1




                            FIRST CHARTER CORPORATION

                              Affiliated Companies
                              As of March 22, 1996


         Listed below are the subsidiaries of the Company, all of which are wholly owned and are owned directly by the Company, unless otherwise indicated.


                  First Charter National Bank
                  Bank of Union
                  BOU Financial, Inc. (1)



                  (1)      Owned by Bank of Union